Exhibit 99.1

FedEx Reports Higher Third Quarter Diluted EPS of $3.51

and Adjusted Diluted EPS of $3.86

Operating Income Up 19% Year Over Year; Up 16% on an Adjusted Basis

Reduces Capital Spending Forecast

Plans Additional $500 Million Share Repurchase in Fourth Quarter

Board of Directors Authorizes New $5 Billion Share Repurchase Program

Narrows Full-Year Earnings Outlook Range

MEMPHIS, Tenn., March 21, 2024 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the third quarter ended February 29 (adjusted measures exclude the items listed below):

	Fiscal 2024		Fiscal 2023
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$21.7 billion	$21.7 billion	$22.2 billion	$22.2 billion
Operating income	$1.24 billion	$1.36 billion	$1.04 billion	$1.17 billion
Operating margin	5.7%	6.2%	4.7%	5.3%
Net income	$879 million	$966 million	$771 million	$865 million
Diluted EPS	$3.51	$3.86	$3.05	$3.41

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2024	Fiscal 2023
Business optimization costs	$0.35	$0.36
Business realignment costs	—	0.01

Third quarter income and margin improved despite lower revenue, primarily due to execution of the company's DRIVE program and the continued focus on revenue quality.

“FedEx delivered another quarter of improved profitability in what remains a difficult demand environment, reflecting outstanding service and continued benefits from DRIVE,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. “We are making meaningful progress on our transformation, while strengthening our value proposition and improving the customer experience. I've never been more confident in our path ahead as we build a more flexible, efficient, and intelligent network.”

FedEx Express operating results improved due to lower structural costs resulting from DRIVE initiatives and the benefit from one additional operating day, partially offset by lower revenue.

FedEx Ground operating results increased due to lower structural costs resulting from DRIVE initiatives, higher base yield, and reduced self-insurance costs. Cost per package was flat, as lower line-haul expense and improved dock productivity offset higher first- and last-mile costs.

FedEx Freight operating results decreased due to lower fuel surcharges, reduced weight per shipment and lower shipments, partially offset by higher base yield and the benefit from one additional operating day. Last year's third quarter operating income included a $30 million gain on the sale of a facility.

Share Repurchase Program

The company completed a $1 billion accelerated share repurchase (ASR) transaction during the quarter. Approximately 4.1 million shares were delivered under the ASR agreement. The year-to-date decrease in outstanding shares benefited third quarter results by $0.09 per diluted share.

FedEx expects to repurchase an additional $500 million of common stock during the fiscal fourth quarter, which will bring the fiscal 2024 buyback total to $2.5 billion.

The FedEx Corp. Board of Directors has also authorized a new $5 billion share repurchase program, in addition to the existing $0.6 billion that remains available for repurchase under the 2021 authorization.

Cash on-hand as of February 29, 2024 was $5.6 billion.

“DRIVE is having a real impact, supporting both operating income growth and margin expansion,” said John Dietrich, FedEx Corp. executive vice president and chief financial officer. “As we look ahead, we’re focused on continuing to deliver on DRIVE and our commitments to support long-term shareholder returns.”

Outlook

FedEx is unable to forecast the fiscal 2024 mark-to-market (MTM) retirement plans accounting adjustments. As a result, FedEx is unable to provide a fiscal 2024 earnings per share or effective tax rate (ETR) outlook on a GAAP basis and is relying on the exemption provided by the Securities and Exchange Commission. It is reasonably possible that the fiscal 2024 MTM retirement plans accounting adjustments could have a material effect on fiscal 2024 consolidated financial results and ETR.

For fiscal 2024, FedEx expects:

•
A low-single-digit percentage decline in revenue year over year;
•
Earnings per diluted share of $15.65 to $16.65 before the MTM retirement plans accounting adjustments, compared to the prior forecast of $15.35 to $16.85 per diluted share;

•
Earnings per diluted share of $17.25 to $18.25 before the MTM retirement plans accounting adjustments after also excluding costs related to business optimization initiatives, compared to the prior forecast of $17.00 to $18.50 per diluted share;
•
Permanent cost reductions from the DRIVE transformation program of $1.8 billion;
•
ETR of approximately 25% prior to the MTM retirement plans accounting adjustments; and
•
Capital spending of $5.4 billion, compared to the prior forecast of $5.7 billion, with a priority on investments to improve efficiency, including fleet and facility modernization, network optimization, and automation.

These forecasts assume the company's current economic forecast and fuel price expectations, successful completion of the planned stock repurchases, and no additional adverse geopolitical developments. FedEx’s ETR and earnings per share forecasts are based on current law and related regulations and guidance.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $88 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally as one FedEx. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 500,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EDT on March 21, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding expected cost savings, the planned consolidation of operating companies, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy and global transformation program and consolidate our operating companies into one organization, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions while managing related risks; our ability to achieve our cost reduction initiatives and financial performance goals; the timing and amount of costs related to our global transformation program and other ongoing initiatives; damage to our reputation or loss of brand equity; changes in our relationship with the U.S. Postal Service or changes in its business or financial soundness, including strategic changes to its operations to reduce its reliance on the air network of FedEx Express; our ability to meet our labor and purchased transportation needs while controlling related costs; a significant data breach or other disruption to our technology infrastructure; anti-trade measures and additional changes in international trade policies and relations; the effects of any international conflicts or terrorist activities; the impacts of a widespread outbreak of an illness or any other communicable disease or public health crises; changes in fuel prices or currency exchange rates; our ability to match capacity to shifting volume levels; the effect of intense competition; an increase in self-insurance accruals and expenses; failure to receive or collect expected insurance coverage; our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; noncash impairment charges related to our goodwill and certain deferred tax assets; the future rate of e-commerce growth and levels of inventory restocking; evolving or new U.S. domestic or international laws and government regulations, policies, and actions; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers employed by them and the coverage of U.S. employees at FedEx Express under the Railway Labor Act of 1926, as amended; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; any liability resulting from and the costs of defending against litigation; our ability to achieve or demonstrate progress on our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact: Caitlin Adams Maier 901-434-8100

Investor Contact: Jeni Hollander 901-818-7200

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Third Quarter Fiscal 2024 and Fiscal 2023 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted third quarter fiscal 2024 and 2023 consolidated operating income and margin, net income and diluted earnings per share, adjusted third quarter fiscal 2024 FedEx Express and FedEx Ground segment operating income and margin and adjusted third quarter fiscal 2023 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the effects of the following items (as applicable):

•
Business optimization costs incurred in fiscal 2024 and 2023; and
•
Business realignment costs incurred in fiscal 2023.

In fiscal 2023, FedEx announced DRIVE, a comprehensive program to improve the company’s long-term profitability. This program includes a business optimization plan to drive efficiency among our transportation segments, lower our overhead and support costs, and transform our digital capabilities. We incurred costs associated with our business optimization initiatives in the third quarter of fiscal 2024 and fiscal 2023. These costs were primarily related to professional services and severance. Business optimization costs are included in Corporate, other, and eliminations, FedEx Express, and FedEx Ground. Additionally, we incurred costs associated with our business realignment activities in connection with the FedEx Express workforce reduction plan in Europe in the third quarter of fiscal 2023.These costs were related to certain employee severance arrangements. Costs related to business optimization initiatives and business realignment activities are excluded from our third quarter fiscal 2024 and 2023 consolidated and FedEx Express and FedEx Ground segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2024 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2024 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes fiscal 2024 mark-to-market (MTM) retirement plans accounting adjustments and estimated costs related to business optimization initiatives in fiscal 2024. Our fiscal 2024 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the effect of fiscal 2024 MTM retirement plans accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. Costs related to business optimization initiatives are excluded from our fiscal 2024 EPS forecast for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the MTM retirement plans accounting adjustments, as they are significantly affected by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2024 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2024 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2024 MTM retirement plans accounting adjustments could have a material effect on our fiscal 2024 consolidated financial results and ETR.

The table included below titled “Fiscal 2024 Earnings Per Share Forecast” outlines the effects of the items that are excluded from our fiscal 2024 EPS forecast, other than the MTM retirement plans accounting adjustments.

Third Quarter Fiscal 2024

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,243	5.7%	$304	$879	$3.51
Business optimization costs[3]	114	0.5%	27	87	0.35
Non-GAAP measure	$1,357	6.2%	$331	$966	$3.86

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$233	2.3%
Business optimization costs	23	0.2%
Non-GAAP measure	$256	2.5%

FedEx Ground Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$942	10.8%
Business optimization costs	22	0.3%
Non-GAAP measure	$964	11.1%

Third Quarter Fiscal 2023

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin[4]	Taxes[1]	Income[2]	Per Share[4]
GAAP measure	$1,042	4.7%	$251	$771	$3.05
Business optimization costs[5]	120	0.5%	28	92	0.36
Business realignment costs[6]	3	—	1	2	0.01
Non-GAAP measure	$1,165	5.3%	$280	$865	$3.41

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$119	1.2%
Business realignment costs	3	—
Non-GAAP measure	$122	1.2%

Fiscal 2024 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before MTM retirement plans accounting adjustments (non-GAAP)[7]		$15.65 to $16.65

Business optimization costs	$530
Income tax effect[1]	(125)
Net of tax effect	$405	1.60

Earnings per diluted share with adjustments (non-GAAP)[7]		$17.25 to $18.25

Notes:

1 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

2 – Effect of “total other (expense) income” on net income amount not shown.

3 – These expenses were recognized at Corporate, other, and eliminations, as well as FedEx Express and FedEx Ground.

4 – Does not sum to total due to rounding.

5 – These expenses were recognized at FedEx Corporate.

6 – These expenses were recognized at FedEx Express.

7 – The MTM retirement plans accounting adjustments, which are impracticable to calculate at this time, are excluded.

# # #

FEDEX CORP. FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2024

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended			Nine Months Ended
	February 29, 2024	February 28, 2023	Percent Change	February 29, 2024	February 28, 2023	Percent Change
Revenue:
FedEx Express segment	$10,101	$10,345	(2)	$30,440	$32,336	(6)
FedEx Ground segment	8,703	8,658	1	25,762	25,211	2
FedEx Freight segment	2,125	2,186	(3)	6,776	7,363	(8)
FedEx Services segment	64	87	(26)	201	225	(11)
Other and eliminations[1]	745	893	(17)	2,405	3,090	(22)
Total Revenue	21,738	22,169	(2)	65,584	68,225	(4)
Operating Expenses:
Salaries and employee benefits	7,693	7,817	(2)	23,311	23,468	(1)
Purchased transportation	5,345	5,402	(1)	15,776	16,834	(6)
Rentals	1,145	1,205	(5)	3,434	3,559	(4)
Depreciation and amortization	1,072	1,031	4	3,183	3,101	3
Fuel	1,140	1,350	(16)	3,569	4,765	(25)
Maintenance and repairs	804	789	2	2,482	2,575	(4)
Business optimization and realignment costs	114	123	(7)	364	197	85
Other	3,182	3,410	(7)	9,461	10,317	(8)
Total Operating Expenses	20,495	21,127	(3)	61,580	64,816	(5)
Operating Income (Loss):
FedEx Express segment	233	119	96	575	634	(9)
FedEx Ground segment	942	844	12	2,945	2,136	38
FedEx Freight segment	340	386	(12)	1,308	1,477	(11)
Corporate, other, and eliminations[1]	(272)	(307)	11	(824)	(838)	2
Total Operating Income	1,243	1,042	19	4,004	3,409	17
Other (Expense) Income:
Interest, net	(91)	(122)	25	(279)	(391)	29
Other retirement plans, net	40	102	(61)	120	304	(61)
Other, net	(9)	—	NM	(37)	(87)	57
Total Other (Expense) Income	(60)	(20)	(200)	(196)	(174)	(13)
Income Before Income Taxes	1,183	1,022	16	3,808	3,235	18
Provision for Income Taxes	304	251	21	951	801	19
Net Income	$879	$771	14	$2,857	$2,434	17
Diluted Earnings Per Share	$3.51	$3.05	15	$11.31	$9.46	20
Weighted Average Common and
Common Equivalent Shares	250	253	(1)	252	257	(2)
Capital Expenditures	$1,379	$1,278	8	$3,974	$4,420	(10)

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Third Quarter Fiscal 2024

(In millions)

	February 29, 2024
	(Unaudited)	May 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$5,644	$6,856
Receivables, less allowances	9,904	10,188
Spare parts, supplies, and fuel, less allowances	640	604
Prepaid expenses and other	1,236	962
Total current assets	17,424	18,610
Property and Equipment, at Cost	84,145	80,624
Less accumulated depreciation and amortization	42,616	39,926
Net property and equipment	41,529	40,698
Other Long-Term Assets
Operating lease right-of-use assets, net	16,935	17,347
Goodwill	6,425	6,435
Other assets	3,801	4,053
Total other long-term assets	27,161	27,835
	$86,114	$87,143
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$67	$126
Accrued salaries and employee benefits	2,541	2,475
Accounts payable	3,780	3,848
Operating lease liabilities	2,447	2,390
Accrued expenses	4,473	4,747
Total current liabilities	13,308	13,586
Long-Term Debt, Less Current Portion	20,122	20,453
Other Long-Term Liabilities
Deferred income taxes	4,378	4,489
Pension, postretirement healthcare, and other benefit obligations	2,527	3,130
Self-insurance accruals	3,836	3,339
Operating lease liabilities	14,878	15,363
Other liabilities	690	695
Total other long-term liabilities	26,309	27,016
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,898	3,769
Retained earnings	37,174	35,259
Accumulated other comprehensive loss	(1,335)	(1,327)
Treasury stock, at cost	(13,394)	(11,645)
Total common stockholders' investment	26,375	26,088
	$86,114	$87,143

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Third Quarter Fiscal 2024

(In millions)

(Unaudited)

	Nine Months Ended
	February 29, 2024	February 28, 2023
Operating Activities:
Net income	$2,857	$2,434
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,183	3,101
Other, net	2,544	3,123
Changes in operating assets and liabilities, net	(2,970)	(3,257)
Net cash provided by operating activities	5,614	5,401
Investing Activities:
Capital expenditures	(3,974)	(4,420)
Purchase of investments	(110)	(82)
Proceeds from sale of investments	24	—
Proceeds from asset dispositions and other	94	72
Net cash used in investing activities	(3,966)	(4,430)
Financing Activities:
Principal payments on debt	(143)	(123)
Proceeds from stock issuances	265	114
Dividends paid	(949)	(888)
Purchase of treasury stock	(2,000)	(1,500)
Other, net	(7)	1
Cash used in financing activities	(2,834)	(2,396)
Effect of exchange rate changes on cash	(26)	(99)
Net decrease in cash and cash equivalents	(1,212)	(1,524)
Cash and cash equivalents at beginning of period	6,856	6,897
Cash and cash equivalents at end of period	$5,644	$5,373

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2024

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	February 29, 2024	February 28, 2023	Percent Change	February 29, 2024	February 28, 2023	Percent Change
Revenue:
Package Revenue:
U.S. Overnight Box	$2,145	$2,165	(1)	$6,491	$6,718	(3)
U.S. Overnight Envelope	450	478	(6)	1,382	1,477	(6)
Total U.S. Overnight	2,595	2,643	(2)	7,873	8,195	(4)
U.S. Deferred	1,317	1,346	(2)	3,712	3,886	(4)
Total U.S. Package Revenue	3,912	3,989	(2)	11,585	12,081	(4)
International Priority	2,318	2,566	(10)	7,035	8,286	(15)
International Economy	1,014	698	45	3,123	2,116	48
Total International Export Package	3,332	3,264	2	10,158	10,402	(2)
International Domestic[1]	1,016	1,003	1	3,126	3,013	4
Total Package Revenue	8,260	8,256	—	24,869	25,496	(2)
Freight Revenue:
U.S.	648	719	(10)	1,814	2,299	(21)
International Priority	520	687	(24)	1,642	2,387	(31)
International Economy	389	358	9	1,236	1,123	10
International Airfreight	31	47	(34)	92	126	(27)
Total Freight Revenue	1,588	1,811	(12)	4,784	5,935	(19)
Other Revenue	253	278	(9)	787	905	(13)
Total Express Revenue	10,101	10,345	(2)	30,440	32,336	(6)
Operating Expenses:
Salaries and employee benefits	3,911	4,015	(3)	11,858	12,003	(1)
Purchased transportation	1,459	1,373	6	4,291	4,283	—
Rentals and landing fees	511	588	(13)	1,562	1,751	(11)
Depreciation and amortization	537	533	1	1,617	1,566	3
Fuel	996	1,177	(15)	3,105	4,133	(25)
Maintenance and repairs	459	456	1	1,449	1,552	(7)
Business optimization and realignment costs	23	3	667	74	28	164
Intercompany charges	464	459	1	1,425	1,420	—
Other	1,508	1,622	(7)	4,484	4,966	(10)
Total Operating Expenses	9,868	10,226	(4)	29,865	31,702	(6)
Operating Income	$233	$119	96	$575	$634	(9)
Operating Margin	2.3%	1.2%	1.1 pts	1.9%	2.0%	(0.1 pts)

1 – International Domestic revenue relates to international intra-country operations.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Third Quarter Fiscal 2024

(Unaudited)

	Three Months Ended			Nine Months Ended
	February 29, 2024	February 28, 2023	Percent Change	February 29, 2024	February 28, 2023	Percent Change
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,219	1,255	(3)	1,230	1,275	(4)
U.S. Overnight Envelope	415	454	(9)	433	466	(7)
Total U.S. Overnight Package	1,634	1,709	(4)	1,663	1,741	(4)
U.S. Deferred	1,104	1,141	(3)	1,027	1,084	(5)
Total U.S. Domestic Package	2,738	2,850	(4)	2,690	2,825	(5)
International Priority	663	701	(5)	665	712	(7)
International Economy	362	280	29	356	275	29
Total International Export Package	1,025	981	4	1,021	987	3
International Domestic[1]	1,710	1,805	(5)	1,786	1,819	(2)
Total Average Daily Packages	5,473	5,636	(3)	5,497	5,631	(2)
Yield (Revenue Per Package):
U.S. Overnight Box	$27.92	$27.81	—	$27.62	$27.74	—
U.S. Overnight Envelope	17.22	17.01	1	16.72	16.69	—
U.S. Overnight Composite	25.20	24.94	1	24.78	24.78	—
U.S. Deferred	18.93	19.02	—	18.92	18.86	—
U.S. Domestic Composite	22.68	22.57	—	22.54	22.51	—
International Priority	55.43	59.05	(6)	55.39	61.24	(10)
International Economy	44.51	40.20	11	45.96	40.51	13
Total International Export Composite	51.58	53.67	(4)	52.10	55.47	(6)
International Domestic[1]	9.44	8.96	5	9.17	8.72	5
Composite Package Yield	$23.96	$23.63	1	$23.69	$23.83	(1)
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	6,092	6,681	(9)	5,693	7,170	(21)
International Priority	4,352	5,290	(18)	4,405	5,702	(23)
International Economy	9,598	10,345	(7)	9,868	10,738	(8)
International Airfreight	804	1,142	(30)	735	1,014	(28)
Total Avg Daily Freight Pounds	20,846	23,458	(11)	20,701	24,624	(16)
Revenue Per Freight Pound:
U.S.	$1.69	$1.74	(3)	$1.67	$1.69	(1)
International Priority	1.89	2.10	(10)	1.95	2.20	(11)
International Economy	0.64	0.56	14	0.66	0.55	20
International Airfreight	0.62	0.66	(6)	0.66	0.66	—
Composite Freight Yield	$1.21	$1.25	(3)	$1.21	$1.27	(5)
Operating Weekdays	63	62	2	191	190	1

1 – International Domestic statistics relate to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2024

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	February 29, 2024	February 28, 2023	Percent Change	February 29, 2024	February 28, 2023	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$8,703	$8,658	1	$25,762	$25,211	2
Operating Expenses:
Salaries and employee benefits	1,755	1,759	—	5,161	5,123	1
Purchased transportation	3,666	3,722	(2)	10,775	11,263	(4)
Rentals	442	426	4	1,298	1,230	6
Depreciation and amortization	284	258	10	836	753	11
Fuel	9	9	—	25	28	(11)
Maintenance and repairs	180	155	16	512	472	8
Business optimization and realignment costs	22	—	NM	75	—	NM
Intercompany charges	486	483	1	1,483	1,466	1
Other	917	1,002	(8)	2,652	2,740	(3)
Total Operating Expenses	7,761	7,814	(1)	22,817	23,075	(1)
Operating Income	$942	$844	12	$2,945	$2,136	38
Operating Margin	10.8%	9.7%	1.1 pts	11.4%	8.5%	2.9 pts

OPERATING STATISTICS
Ground Commercial Operating Weekdays	63	64	(2)	191	192	(1)
Home Delivery and Economy Operating Days	89	88	1	269	268	1
Average Daily Package Volume (000s)[1]:
Ground Commercial	4,398	4,226	4	4,495	4,372	3
Home Delivery	4,150	4,359	(5)	4,023	4,115	(2)
Economy	872	843	3	827	800	3
Total Average Daily Package Volume	9,420	9,428	—	9,345	9,287	1
Yield (Revenue Per Package)	$11.87	$11.80	1	$11.78	$11.61	1

1 – FedEx Ground Commercial average daily package volume is calculated on a 5-day-per-week basis, while Home Delivery and Economy average daily package volumes are calculated on a 7-day-per-week basis.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2024

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	February 29, 2024	February 28, 2023	Percent Change	February 29, 2024	February 28, 2023	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$2,125	$2,186	(3)	$6,776	$7,363	(8)
Operating Expenses:
Salaries and employee benefits	949	946	—	2,929	3,044	(4)
Purchased transportation	158	172	(8)	470	580	(19)
Rentals	69	67	3	205	198	4
Depreciation and amortization	107	74	45	295	283	4
Fuel	133	162	(18)	436	601	(27)
Maintenance and repairs	78	76	3	246	244	1
Intercompany charges	129	131	(2)	394	393	—
Other	162	172	(6)	493	543	(9)
Total Operating Expenses	1,785	1,800	(1)	5,468	5,886	(7)
Operating Income	$340	$386	(12)	$1,308	$1,477	(11)
Operating Margin	16.0%	17.7%	(1.7 pts)	19.3%	20.1%	(0.8 pts)

OPERATING STATISTICS
Operating Weekdays	62	61	2	189	188	1
Average Daily Shipments (000s):
Priority	61.5	65.4	(6)	65.4	71.7	(9)
Economy	27.7	27.7	—	28.9	30.3	(5)
Total Average Daily Shipments	89.2	93.1	(4)	94.3	102.0	(8)
Weight Per Shipment (lbs):
Priority	974	1,014	(4)	979	1,034	(5)
Economy	885	890	(1)	880	924	(5)
Composite Weight Per Shipment	946	977	(3)	949	1,001	(5)
Revenue/Shipment:
Priority	$363.21	$366.17	(1)	$360.47	$365.88	(1)
Economy	414.79	418.65	(1)	412.84	419.35	(2)
Composite Revenue/Shipment	$379.26	$381.77	(1)	$376.53	$381.75	(1)
Revenue/CWT:
Priority	$37.31	$36.12	3	$36.80	$35.40	4
Economy	46.89	47.06	—	46.92	45.37	3
Composite Revenue/CWT	$40.10	$39.08	3	$39.68	$38.13	4